Exhibit 99.1(iii)

WINTOWN ENTERPRISES LIMITED AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF JUNE 30, 2010
(UNAUDITED)

WINTOWN ENTERPRISES LIMITED AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)

CONTENTS

Pages

Condensed Consolidated Balance Sheets as of June 30, 2010 (Unaudited)	1

Condensed Consolidated Statements of Operations for the three and six months ended June 30, 2010 and 2009 (Unaudited)	2

Condensed Consolidated Statements of Cash Flows for the six months ended June 30, 2010 and 2009 (Unaudited)	3

Notes to condensed consolidated financial statements (Unaudited)	4 – 5

WINTOWN ENTERPRISES LIMITED AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
 CONDENSED CONSOLIDATED BALANCE SHEET
(Unaudited)

ASSETS

As of June 30, 2010
RMB
TOTAL ASSETS	—
LIABILITIES AND STOCKHOLDERS’ EQUITY

TOTAL LIABILITIES	—

COMMITMENTS AND CONTINGENCIES	—

SHAREHOLDERS’ EQUITY
Common stock ($1 par value, 50,000 shares authorized, 2 shares issued and outstanding)	17
Additional paid-in capital	8,090,389
Accumulated deficit	(8,090,406)
Total Shareholders’ Equity	—
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	—

The accompanying notes are an integral part of these condensed consolidated financial statements

WINTOWN ENTERPRISES LIMITED AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	For the three months	For the three months	For the six months	For the six months
	ended	ended	ended	ended
	June 30, 2010	June 30, 2009	June 30, 2010	June 30, 2009
	RMB	RMB	RMB	RMB

REVENUES	-	-	-	-
COST OF REVENUES	-	-	-	-

GROSS PROFIT	-	-	-	-

OPERATING EXPENSES
General and administrative expenses	-	-	-	(121,947)

LOSS FROM OPERATIONS	-	-	-	(121,947)

OTHER INCOME (EXPENSES)
Interest income	-	-	-	68
Total Other Expenses, net	-	-	-	68

LOSS FROM OPERATIONS BEFORE TAXES	-	-	-	(121,879)

INCOME TAX EXPENSE	-	-	-	-

NET LOSS	-	-	-	(121,879)

Net income (loss) per share- basic and diluted	-	-	-	(60,940)

Weighted average number of shares outstanding during the period – basic and diluted	2	2	2	2
The accompanying notes are an integral part of these condensed consolidated financial statements

WINTOWN ENTERPRISES LIMITED AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	For the six months	For the six months
	ended	ended
	June 30, 2010	June 30, 2009
	RMB	RMB
CASH FLOWS FROM OPERATING ACTIVITIES
Net income attributable to the Company	-	(121,879)
Adjusted to reconcile net income to cash provided by operating activities:
Loss on assets written off	-	72,309
Changes in operating assets and liabilities
Accrued expenses and other current liabilities	-	(85,824)

Net cash used in operating activities	-	(135,394)
		-
CASH FLOWS FROM INVESTING ACTIVITIES	-	-

CASH FLOWS FROM FINANCING ACTIVITIES	-	-

NET DECREASE IN CASH AND CASH EQUIVALENTS	-	(135,394)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	-	135,394

CASH AND CASH EQUIVALENTS AT END OF PERIOD	-	-

The accompanying notes are an integral part of these condensed consolidated financial statements

WINTOWN ENTERPRISES LIMITED AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1	BASIS OF PRESENTATION

The preparation of the unaudited condensed consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

In the opinion of management, the unaudited condensed consolidated financial statements contain all adjustments consisting only of normal recurring accruals considered necessary to present fairly the Company's financial position as of June 30, 2010, the results of operations for the three and six months ended June 30, 2010 and 2009 and cash flows for the six months ended June 30, 2010 and 2009. The results for the three months and six months ended June 30, 2010 are not necessarily indicative of the results to be expected for a full year. These financial statements should be read in conjunction with the audited financial statements and footnotes for the year ended December 31, 2009.

NOTE 2	ORGANIZATION

Wintown Limited (“Wintown”) was incorporated on August 18, 2004 in the British Virgin Islands (the “BVI”) as a limited liability company. Wintown is an investment holding company.

Wintown established Shanghai Rubao Information and Technology Co., Ltd. (“Rubao”) in the People’s Republic of China (“PRC”) as a wholly owned subsidiary on January 20, 2005.  The business activities of Rubao are information technology development, consulting services and investment holding.

Wintown and Rubao are hereinafter referred to as (“the Company”).

NOTE 3	PRINCIPLES OF CONSOLIDATION

The accompanying unaudited condensed consolidated financial statements include the financial statements of Wintown and its wholly owned subsidiary, Rubao.

 All significant inter-company balances and transactions have been eliminated in consolidation.

NOTE 5	INCOME TAX

Wintown was incorporated in the BVI and under the current laws of the BVI; income earned is not subject to income tax.

Rubao was incorporated in the PRC and is subject to PRC income tax which is computed according to the relevant laws and regulations in the PRC. The applicable tax rate has been 25%.

NOTE 6	SUBSEQUENT EVENT

On July 20, 2010, Rubao acquired the entire stake of Wuhan Jiyang Education Investment Co., Ltd. (“Jiyang”). Lianhe owned the entire stake of Hubei Industrial University Business College (“HIUBC”). HIUBC, which was founded in 2003 by private investors, is an independent accredited college affiliated with Hubei Industrial University, that offers bachelor degree and diploma courses in industrial engineering design, computer engineering, management, economics, language studies and law.

On August 19, 2010, the shareholder of Wintown entered into a Share Transfer Agreement with ChinaCast Education Corporation (“CEH”) to dispose of the entire stake in Wintown to CEH for RMB 450,000,000. This transaction was consummated on August 23, 2010.